Exhibit 10.11

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of December 8, 2020, by and among (i) Tenzing Acquisition Corp., a company incorporated in the British Virgin Islands (together with its successors, including after the Conversion (as defined below), “Tenzing”), (ii) Tenzing LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the undersigned shareholder (“Shareholder”). Tenzing, the Sponsor and Shareholder are sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, as of the date hereof, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) 367,000 ordinary shares, no per share (“Ordinary Shares”), of Tenzing (such Ordinary Shares, the “Shareholder Shares”), together with any other Ordinary Shares which are directly or indirectly acquired or beneficially owned by Shareholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (such period, the “Term”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, Tenzing is a special purpose acquisition company that, in accordance with its organizational documents and the final prospectus of Tenzing, dated as of August 20, 2018, and filed with the U.S. Securities and Exchange Commission (“SEC”) on August 22, 2018 (File Nos. 333-226263 and 333-226952) (the “IPO Prospectus”), is required to redeem all of its outstanding public shares and dissolve and liquidate if it does not consummate its initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) within eighteen (18) months after the closing of its initial public offering (the “IPO”), which has since been extended by amendment to Tenzing’s organizational documents to December 28, 2020 (subject to further extension by Tenzing by amendment to its organizational documents); and

WHEREAS, on July 20, 2020, Tenzing entered into that certain Agreement and Plan of Merger (as it may be amended, the “Merger Agreement”) by and among (A) Tenzing, (B) Tenzing Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Tenzing (“Merger Sub”), (C) the Sponsor, in its capacity as the Purchaser Representative thereunder, (D) Laxminarayan Bhat, in the capacity as the Seller Representative thereunder, and (E) Reviva Pharmaceuticals, Inc., a Delaware corporation (together with its successors, “Reviva”), pursuant to which Merger Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (x) Tenzing will continue out of the British Virgin Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Conversion”), and (y) Merger Sub will merge with and into Reviva, with Reviva continuing as the surviving entity (the “Merger”), and as a result of which, all of the issued and outstanding capital stock of Reviva immediately prior to the consummation of the Merger shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive shares of common stock, par value $0.0001 per share, of Tenzing after the Conversion (“Common Stock”), and with outstanding options and warrants of Reviva being assumed by Tenzing, in each case, subject to the terms and conditions of the Merger Agreement (the Conversion, the Merger and the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Article I
WAIVER AND TRANSFER RESTRICTIONS

Section 1.1           Waiver of Redemption Rights. Shareholder hereby waives and agrees not to exercise any right that it may have to elect to have Tenzing redeem or convert any Subject Shares, whether in connection with the Transactions or any amendment of Tenzing’s organizational documents after the date hereof to extend Tenzing’s deadline to consummate its Business Combination (an “Extension”), and to reverse and revoke any prior redemption or conversion elections made with respect to the Subject Shares. The waiver granted by Shareholder pursuant to this Section 1.1 is irrevocable unless and until this Agreement is terminated in accordance with Section 3.1 and is granted in consideration of Tenzing entering into this Agreement and incurring certain related fees and expenses and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Section 1.2           Transfer Restrictions. Shareholder agrees that, during the Term, Shareholder shall not, and shall cause its affiliates not to, directly or indirectly, without Tenzing’s prior written consent: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Shareholder’s ability to perform its obligations under this Agreement.

Section 1.3           Acknowledgements. In furtherance of the foregoing restrictions in this Article I, Shareholder hereby:

(a)           authorizes Tenzing to enter, or cause its transfer agent to enter, a stop transfer order with respect to all of the Subject Shares with respect to any transfer not permitted hereunder and to include the following legend on any share certificates for such shares: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND NON-REDEMPTION RESTRICTIONS PURSUANT TO THAT CERTAIN NON-REDEMPTION AGREEMENT, DATED AS OF DECEMBER 8, 2020, BY AND AMONG TENZING ACQUISITION CORP., TENZING LLC AND [____________]. ANY TRANSFER OF SUCH SHARES IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER”;

(b)           irrevocably constitutes and appoints Tenzing and its designees, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to revoke any redemption election made with respect to any Subject Shares and to cause Tenzing’s transfer agent to fail to redeem such Subject Shares in connection with the Transactions or any Extension; and

(c)           in the event (i) of a breach of Section 1.2 or (ii) that a redemption election is made and not revoked with respect to any Subject Shares (the “Redeemed Shares”), unconditionally and irrevocably agrees to, or cause its affiliate to, if requested in writing by Tenzing, subscribe for and purchase, from Tenzing (or from its assignee(s) or designee(s), including, if applicable, its equityholders), the same number of such Redeemed Shares, for a per share purchase price equal to the greater of (A) the amount to be received for each Redeemed Share in connection with such redemption or (B) the dollar volume-weighted average price of the Ordinary Shares on the principal securities exchange or securities market on which such Ordinary Shares is then traded during the period beginning at 9:30:01 a.m., New York time, on the day that is twenty days prior to the date of redemption, and ending at 4:00:00 p.m., New York time, on the day immediately prior to the date of redemption, as reported by Bloomberg through its “HP” function (set to weighted average).

Article II
CONSIDERATION

Section 2.1           Additional Tenzing Share Issuance. In consideration of Shareholder’s covenants under this Agreement, subject to Shareholder’s compliance with its obligations under the Agreement and the consummation of the Closing, Tenzing shall at the Closing issue to the Shareholder fifty-five thousand and fifty (55,050) shares of Common Stock (each such share of Common Stock, an “Additional Share”, and the Additional Shares collectively with the Subject Shares, the “Shares”).

Section 2.2           Sponsor Warrant Transfer. In consideration of Shareholder’s covenants under this Agreement, subject to Shareholder’s compliance with its obligations under the Agreement, the Sponsor hereby agrees to transfer to Shareholder on the first day after the Closing (i) all of the three hundred forty-three thousand (343,000) warrants to acquire Ordinary Shares of Tenzing that were acquired by the Sponsor as part of the private placement units that were issued to the Sponsor in the private placement conducted by Tenzing in connection with the IPO, each of which warrants will become an equivalent warrant to acquire shares of Common Stock in the Conversion (the “Private Placement Warrants”), and (ii) all of the one hundred ninety-seven thousand five hundred (197,500) warrants to acquire shares of Common Stock of Tenzing that will be issued to the Sponsor at the Closing as part of the private placement units of Tenzing issued upon conversion of $1.975,000 in working capital loans owed by Tenzing to the Sponsor (the “Working Capital Warrants” and, together with the Private Placement Warrants, the “Sponsor Warrants” and collectively with the Additional Shares, the “Additional Securities”). Shareholder hereby notifies the Company that it elects to be subject to Section 3.3.5 of the Warrant Agreement, dated as of August 20, 2018 (the “Warrant Agreement”), by and between Tenzing and Continental Stock Transfer & Trust Company, as warrant agent, upon Shareholder’s receipt of the Sponsor Warrants.

Section 2.3           Registration Rights Agreement. Upon the Closing, Tenzing and Shareholder will enter into the Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”) granting Shareholder registration rights with respect to the Additional Securities.

Section 2.4           Equity Financing Standstill. Tenzing hereby agrees that from the Closing until the one (1) month anniversary of the effectiveness of the resale registration statement filed by Tenzing in connection with the Registration Rights Agreement, Tenzing will not, without the prior written consent of the Shareholder, issue any shares of Common Stock or other equity securities of Tenzing (or warrants, options or other rights to acquire Common Stock) (any of the foregoing, “Tenzing Equity Interests”) in connection with any equity financing of Tenzing or its subsidiaries; provided, that the foregoing will not prevent Tenzing from issuing any Tenzing Equity Interests (i) securities issued pursuant to acquisitions or strategic transactions (including a strategic financing transaction) approved by a majority of the disinterested directors of Tenzing, provided that such securities are issued as “restricted securities” (as defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (“Securities Act”), and carry no registration rights that are senior to the registration rights of the Shareholder under the Registration Rights Agreement, and provided that any such issuance shall only be to a third-party which is, itself or through its affiliates, an operating company or an owner of an asset in a business synergistic with the business of Tenzing and shall provide to Tenzing additional benefits in addition to the investment of funds, (ii) upon the exercise of outstanding warrants, options or other rights to acquire Common Stock that are issued and outstanding as of the Closing, provided that such securities are not amended after the Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) in connection with an acquisition, license, joint venture or other strategic business transaction, (iv) as compensation or incentives to employees, directors or other service providers of Tenzing or its subsidiaries, (v) to suppliers or third party service providers in connection with the provision of goods or services to Tenzing or its subsidiaries, (vi) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction involving Tenzing or its subsidiaries (provided that in the case of clauses (iii)-(vi), such securities are issued as “restricted securities” (as defined in Rule 144 under the Securities Act (as defined below) and carry no registration rights carry no registration rights that are senior to the registration rights of the Shareholder under the Registration Rights Agreement), or (vii) pursuant to a stock split or stock dividend.

Section 2.5           Transfer Restrictions.

(a)           The Additional Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Additional Securities other than pursuant to an effective registration statement or Rule 144, to Tenzing or to an affiliate of Shareholder or in connection with a pledge as contemplated in Section 2.5(b), Tenzing may require the transferor thereof to provide to Tenzing an opinion of counsel selected by the transferor and reasonably acceptable to Tenzing, the form and substance of which opinion shall be reasonably satisfactory to Tenzing, to the effect that such transfer does not require registration of such transferred Additional Securities under the Securities Act.

(b)           Shareholder agrees to the imprinting, so long as is required by this Section 2.5, of a legend on any of the Additional Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Tenzing acknowledges and agrees that Shareholder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Additional Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Shareholder may transfer pledged or secured Additional Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of Tenzing and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Shareholder’s expense, Tenzing will execute and deliver such reasonable documentation as a pledgee or secured party of Additional Securities may reasonably request in connection with a pledge or transfer of the Additional Securities, including, if the Additional Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)           Certificates evidencing the Additional Securities shall not contain any legend (including the legend set forth in Section 2.5(b) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Additional Securities pursuant to Rule 144 (assuming for such purposes cashless exercise of the Sponsor Warrants to the extent applicable), (iii) if such Additional Securities are eligible for sale under Rule 144 (assuming for such purposes cashless exercise of the Sponsor Warrants to the extent applicable), without the requirement for Tenzing to be in compliance with the current public information required under Rule 144 as to such Additional Securities and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of a Sponsor Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Additional Securities may be sold under Rule 144 and Tenzing is then in compliance with the current public information required under Rule 144 (assuming for such purposes cashless exercise of the Sponsor Warrants to the extent applicable), or if the Additional Securities may be sold under Rule 144 without the requirement for Tenzing to be in compliance with the current public information required under Rule 144 as to such Additional Securities or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. Tenzing agrees that following the time as such legend is no longer required under this Section 2.5(c), it will, no later than two (2) Trading Days (as defined in the Registration Rights Agreement) following the delivery by Shareholder to Tenzing or the transfer agent of Tenzing (“Transfer Agent”) of a certificate representing Additional Securities, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to Shareholder a certificate representing such shares that is free from all restrictive and other legends. Tenzing may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 2.5. Certificates for Additional Securities subject to legend removal hereunder shall be transmitted to Shareholder by crediting the account of Shareholder’s prime broker with the Depository Trust Company System as directed by Shareholder.

(d)           In addition to Shareholder’s other available remedies, Tenzing shall pay to Shareholder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Additional Securities (based on the VWAP (as defined in the Registration Rights Agreement) of such Additional Securities on the date such Additional Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2.5(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if Tenzing fails to (a) issue and deliver (or cause to be delivered) to Shareholder by the Legend Removal Date a certificate representing the Additional Securities so delivered to Tenzing by such Shareholder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Shareholder purchases (in an open market transaction or otherwise) shares of Common Stock or public warrants of Tenzing (“Public Warrants”) to deliver in satisfaction of a sale by Shareholder of all or any portion of the number of shares of Common Stock or Sponsor Warrants, as applicable, or a sale of a number of shares of Common Stock or Public Warrants equal to all or any portion of the number of shares of Common Stock or Sponsor Warrants that such Shareholder anticipated receiving from Tenzing without any restrictive legend, then, an amount equal to the excess of Shareholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock or Public Warrants so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Additional Securities that Tenzing was required to deliver to Shareholder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock or Public Warrant, as applicable, on any Trading Day during the period commencing on the date of the delivery by Shareholder to Tenzing of the applicable Additional Securities (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)           Shareholder agrees with Tenzing that Shareholder will sell any Additional Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Additional Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Additional Securities as set forth in this Section 2.5 is predicated upon Tenzing’s reliance upon this understanding.

Section 2.6           Furnishing of Information; Public Information.

(a)           Until the earliest of the time that (i) Shareholder owns no Additional Securities or (ii) the Sponsor Warrants have expired, Tenzing covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Tenzing after the date hereof pursuant to the Exchange Act.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Additional Securities may be sold without the requirement for Tenzing to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if Tenzing shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to Shareholder’s other available remedies, such Public Information Failure shall be deemed an “Event” under the Registration Rights Agreement and, in addition to any amounts payable thereunder for failure to register the Additional Securities, Tenzing shall pay to Shareholder, in cash, as partial liquidated damages and not as a penalty, the amounts required to be paid thereunder (prorated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for Shareholder to transfer the Additional Securities pursuant to Rule 144. The payments to which Shareholder shall be entitled pursuant to this Section 2.6(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Tenzing fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of twelve percent (12%) per annum (prorated for partial months) until paid in full. Nothing herein shall limit Shareholder’s right to pursue actual damages for the Public Information Failure, and Shareholder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 2.7           No Other Agreement. Neither Tenzing nor any affiliate of Tenzing has entered into any non-redemption agreement or side letter or similar agreement with any other shareholder of Tenzing in connection with such shareholder’s non-redemption agreement that are more favorable to such shareholder than the terms of this Agreement.

Article III
TERMINATION

Section 3.1           Termination. This Agreement shall automatically terminate, and no Party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect, upon the earliest to occur of (a) the mutual written consent of the Parties or (b) the termination of the Merger Agreement in accordance with its terms.

Article IV
RESPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1           Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to each of Tenzing and Sponsor as of the date hereof and throughout the Term as follows:

(a)           Shareholder acknowledges that no person or entity has made or makes any representation or warranty to Shareholder in respect of Tenzing, the Sponsor, Reviva, the Subject Shares, the Additional Securities or the Transactions except as expressly set forth in in this Article IV.

(b)           Shareholder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by Shareholder of this Agreement are within the powers of Shareholder, have been duly authorized and will not constitute or result in a material breach or material default under or material conflict with any federal or state statute, rule or regulation applicable to Shareholder, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any material agreement or other material undertaking, to which Shareholder is a party or by which Shareholder is bound, and will not violate any provisions of Shareholder’s organizational documents. This Agreement has been duly authorized, executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(c)           Shareholder, directly or indirectly through its affiliates, owns the Shareholder Shares, free and clear of any liens (other than imposed by applicable securities laws, Tenzing’s organizational documents and this Agreement). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which Shareholder or its affiliates is a party or bound with respect to the voting or transfer of any Ordinary Shares other than this Agreement.

(d)           Shareholder acknowledges that, in connection with the Conversion, the Ordinary Shares, including any Subject Shares acquired by Shareholder, will be converted into shares of Common Stock of the Delaware successor to Tenzing.

(e)           Shareholder acknowledges that the Additional Shares cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Shareholder understands that the Additional Shares (i) have not been (and upon their sale will not be) registered under the Securities Act or any state securities laws, (ii) have been offered and will be sold in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, and (iii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings. Pursuant to the foregoing, Shareholder acknowledges that until such time as the resale of the Additional Shares have been registered under the Securities Act or may otherwise may be sold pursuant to an exemption from registration, any certificates representing any Additional Shares acquired by Shareholder shall bear a customary restrictive legend (and a stop-transfer order may be placed against transfer of any certificates evidencing such Additional Shares) reflecting such limitations in form and substance reasonably acceptable to Tenzing.

(f)            Shareholder further represents and warrants that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and Shareholder has executed the Investor Questionnaire attached hereto as Exhibit B (the “Questionnaire”) and shall provide to Tenzing an updated Questionnaire for any change in circumstances at any time on or prior to the Closing. As of the date of this Agreement, Shareholder and its affiliates do not have, and during the thirty (30) day period prior to the date of this Agreement, Shareholder and its affiliates have not, in a seller, transferor or other similar capacity, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 of the Exchange Act or short sale positions with respect to the securities of Tenzing. In addition, Shareholder shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

(g)            Shareholder and each of its affiliates holding Subject Shares is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Shareholder agrees to, and to cause its affiliates to, provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Shareholder or its affiliates, as applicable, is permitted to do so under applicable law. If Shareholder or its affiliates holding Subject Shares is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/Patriot Act”), Shareholder and such affiliates, as applicable, maintain policies and procedures reasonably designed to comply with applicable obligations under the BSA/Patriot Act. To the extent required, Shareholder and each of its affiliates holding Subject Shares maintains policies and procedures reasonably designed (i) for the screening of its investors against the OFAC sanctions programs and (ii) to ensure that the funds held by Shareholder and/or its designated purchasing affiliates and used to purchase the Subject Shares were legally derived.

Section 4.2           Representations, Warranties and Covenants of Tenzing. Tenzing hereby represents, warrants and covenants to Shareholder as of the date hereof and throughout the Term as follows:

(a)           Tenzing has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by Tenzing of this Agreement are within the powers of Tenzing. This Agreement has been duly authorized, executed and delivered by Tenzing and constitutes a legal, valid and binding obligation of Tenzing enforceable against Tenzing in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(b)           The issuance of the Additional Shares and the compliance by Tenzing with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Tenzing or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which Tenzing or any of its subsidiaries is a party or by which Tenzing or any of its subsidiaries is bound or to which any of the property or assets of Tenzing is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of Tenzing and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Additional Shares or the legal authority of Tenzing to comply in all material respects with the terms of this Agreement; (ii) result in any material violation of the provisions of the organizational documents of Tenzing; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Tenzing or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Additional Shares or the legal authority of Tenzing to comply with this Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

(c)           The Additional Shares have been duly authorized and, when issued and delivered to Shareholder at the Closing in accordance with the terms of this Agreement, the Additional Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Tenzing’s organizational documents or under the laws of the British Virgin Islands or the State of Delaware.

(d)           Assuming the accuracy of Shareholder’s representations and warranties set forth in Section 4.1, in connection with the offer, sale and delivery of the Additional Shares in the manner contemplated by this Agreement, it is not necessary to register the issuance of the Additional Shares under the Securities Act.

(e)           As of their respective dates, all reports (the “SEC Reports”) required to be filed by Tenzing with the SEC (as defined below) complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Tenzing included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Tenzing as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to Shareholder via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Tenzing from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

Section 4.3           Representations, Warranties and Covenants of Sponsor. Sponsor hereby represents, warrants and covenants to Shareholder as of the date hereof and throughout the Term as follows:

(a)           Sponsor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by Sponsor of this Agreement are within the powers of Sponsor, have been duly authorized and will not constitute or result in a material breach or material default under or material conflict with any federal or state statute, rule or regulation applicable to Sponsor, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any material agreement or other material undertaking, to which Sponsor is a party or by which Sponsor is bound, and will not violate any provisions of Sponsor’s organizational documents. This Agreement has been duly authorized, executed and delivered by Sponsor and constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(b)           Sponsor owns good and valid title to the Private Placement Warrants, and upon the issuance of the Working Capital Warrants by Tenzing at the Closing will have good and valid title to the Working Capital Warrants, in each case, free and clear of any liens, other than applicable securities laws or as set forth in (i) this Agreement, (ii) Tenzing’s organizational documents, (iii) the Warrant Agreement, (iv) the letter agreement, dated as of August 20, 2018, by and among Tenzing, the Sponsor and certain other insiders of Tenzing named therein, or (v) the Subscription Agreement, dated as of August 20, 2018, by and among Tenzing, Sponsor, and Maxim Group LLC. Upon delivery to Shareholder of the Sponsor Warrants by Sponsor in accordance with the terms and conditions of this Agreement, the entire legal and beneficial interest in the Sponsor Warrants will transfer to Shareholder free and clear of any liens, other than applicable securities laws or as set forth in (i) this Agreement, (ii) Tenzing’s organizational documents or (iii) the Warrant Agreement.

Article V
MISCELLANEOUS

Section 5.1           Survival. All representations, warranties and covenants contained in this Agreement shall survive changes in the transactions, documents and instruments described herein, in each case until the end of the Term.

Section 5.2           Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 5.3           Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.4           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Tenzing or Sponsor any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 5.5           Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 5.6           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by facsimile or email (with affirmative confirmation receipt) or (iii) by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Tenzing, to: Tenzing Acquisition Corp. 250 W. 55th St., Suite 13D New York, NY 10019 Attn: Rahul Nayar, CEO Telephone No.: (212) 710-5220 Email: rnayar@shreecap.com with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:      Barry I. Grossman, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:    bigrossman@egsllp.com

mgray@egsllp.com

If to Sponsor, to: Tenzing LLC 250 W. 55th St., Suite 13D New York, NY 10019 Attn: Rahul Nayar, CEO Telephone No.: (212) 710-5220 Email: rnayar@shreecap.com with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:      Barry I. Grossman, Esq.

Matthew A. Gray, Esq.

Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:    bigrossman@egsllp.com

mgray@egsllp.com

If to Shareholder, to:

Section 5.7           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.8           Entire Agreement; Assignment; No Third Party Beneficiaries. This Agreement (including the exhibits hereto, which are hereby incorporated herein by reference and deemed part of this Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the Parties hereto and their heirs, successors and permitted assigns.

Section 5.9           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. For purposes of this Agreement, the term “affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act (and, for the avoidance of doubt, any reference in this Agreement to an affiliate of Tenzing prior to the Business Combination will include the Sponsor).

Section 5.10         Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. Any action, claim, suit or other legal proceeding (a “Proceeding”) arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding arising out of or relating to this Agreement and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 5.6. Nothing in this Section 5.11 shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any Proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

Section 5.11         Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to obtain an injunction or restraining order to prevent threatened, actual or continuing breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without the requirement to post any bond or other security or to prove actual damages or that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 5.12         No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties hereto. Without limiting the generality of the foregoing sentence, Shareholder (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Ordinary Shares or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Ordinary Shares and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Shareholder has acted independently regarding its decision to enter into this Agreement.

Section 5.13         Waiver against Trust. Shareholder understands that, as described in the IPO Prospectus, Tenzing has established a trust account (the “Trust Account”) containing the proceeds of its IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with its IPO (including interest accrued from time to time thereon) for the benefit of Tenzing’s public shareholders (including overallotment shares acquired by Tenzing’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the IPO Prospectus, Tenzing may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Tenzing shares in connection with the consummation of a Business Combination or in connection with an extension of Tenzing’s deadline to consummate a Business Combination, (b) to the Public Shareholders if Tenzing fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, which has since been extended by amendment to Tenzing’s organizational documents to December 28, 2020, and is subject to further extension by additional amendments to Tenzing’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, or (d) to Tenzing after or concurrently with the consummation of a Business Combination. For and in consideration of Tenzing entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Shareholder hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Shareholder nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Shareholder on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Shareholder or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever. Shareholder agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Tenzing and its affiliates to induce Tenzing to enter into this Agreement, and Shareholder further intends and understands such waiver to be valid, binding and enforceable against Shareholder and each of its affiliates under applicable law. This Section 5.14 shall survive any termination of this Agreement and continue indefinitely. Notwithstanding the foregoing, this Section 5.14 shall not prevent Shareholder or its affiliates in the capacity as a Public Shareholder from receiving funds from the Trust Account after the termination of this Agreement upon the redemption of Shareholder’s or its affiliates’ Ordinary Shares or upon the liquidation of Tenzing.

Section 5.14         Counterparts. This Agreement may be executed in counterparts (including by facsimile or pdf or other electronic document transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the Parties hereto have caused this Non-Redemption Agreement to be duly executed as of the date first set forth above.

Tenzing:

Tenzing Acquisition Corp.

By:
Name:
Title:

The Sponsor:

Tenzing LLC

By:
Name:
Title:

Shareholder:

By:
Name:
Title:

{Signature Page to Non-Redemption Agreement}

Exhibit A

Registration Rights Agreement

See attachment.

Exhibit B

Investor Questionnaire

B-1